UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ALLEGHENY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALLEGHENY BANCSHARES, INC.
300 NORTH MAIN STREET
P.O. BOX 487
FRANKLIN, WEST VIRGINIA 26807
(304) 358-2311
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2010
The Annual Meeting of Shareholders of Allegheny Bancshares, Inc. (“Allegheny”) will be held on Monday, May 3, 2010, at the Community Center, Franklin, West Virginia, at 12:00 p.m., local time (lunch will be provided), for the following purposes:
1.	To elect three directors to serve terms of three years each;

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
Shareholders who are holders of record on April 2, 2010 may vote at the meeting.
By Order of the Board of Directors,
William A. Loving, Jr., CLBB
Executive Vice President and
Chief Executive Officer
Franklin, West Virginia
April 15, 2010
Please vote, sign, date and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the meeting.

i

ALLEGHENY BANCSHARES, INC.
300 NORTH MAIN STREET
P.O. BOX 487
FRANKLIN, WEST VIRGINIA 26807
(304) 358-2311
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON
MAY 3, 2010.
The 2009 Annual Report and Proxy Statement are available at www.yourbank.com.

ALLEGHENY BANCSHARES, INC.
300 NORTH MAIN STREET
P.O. BOX 487
FRANKLIN, WEST VIRGINIA 26807
(304) 358-2311
PROXY STATEMENT
Allegheny Bancshares, Inc.’s (“Allegheny”) Board of Directors is soliciting proxies to vote Allegheny’s shares at the 2010 Annual Meeting of Shareholders. Shareholders will meet at 12:00 p.m. on Monday, May 3, 2010, for the purposes stated in the accompanying Notice of Annual Meeting. On or about April 14, 2010, Allegheny began mailing this proxy statement to shareholders of record as of April 2, 2010. Shareholders as of April 2, 2010, may vote at the meeting.
Please read this proxy statement carefully. You will find more information about Allegheny and Pendleton Community Bank (“Bank”) in our enclosed 2010 Annual Report to Shareholders and Form 10-K and in the public documents we file with the Securities and Exchange Commission.
Allegheny will pay for the cost of preparing, assembling, printing and mailing of the proxy material and for the Board of Directors’ solicitation of proxies, and employees of the Bank may follow up on this written solicitation by telephone or other methods of communication. Directors, officers and employees of the Bank may solicit proxies personally, by telephone, telegraph and telecopier. We will arrange with custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock, and upon request, Allegheny will reimburse them for reasonable forwarding expenses.
As of March 1, 2010, the company had 2,000,000 authorized shares of common stock with 867,459 shares issued and outstanding.
VOTING PROCEDURES AND REVOKING YOUR PROXY
If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares “FOR” the election of the three nominees as directors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Votes withheld and abstentions will count in determining the presence of a quorum for the particular matter. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

VOTING FOR DIRECTORS
Allegheny’s articles of incorporation provide for a classified Board of Directors. There are three classes with each being elected for a three-year term. There are presently nine directors on the board, three of whom are nominees for election at the 2010 Annual Meeting. All of the nominees are non-employee directors.
Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.
The table on pages 3 and 4 of this proxy statement contains background information on each director nominee.
REVOKING YOUR PROXY
You may revoke your proxy before it is voted at the Annual Meeting by:
•	Notifying Allegheny in person;
•	Giving written notice to Allegheny;
•	Submitting to Allegheny a subsequently dated proxy; or
•	Attending the meeting and withdrawing the proxy before it is voted.
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
Allegheny’s bylaws provide that the Board of Directors can set the number of directors but also provide that the Board of Directors must have no less than three nor more than 25 directors. The Board of Directors has set the number of directors to serve in 2010 at nine. Three directors will be elected at the 2010 Annual Meeting and will serve a term expiring at the 2013 Annual Meeting or until a successor is selected.

MEMBERS OF THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND MANAGEMENT NOMINEES TO ALLEGHENY’S BOARD

			Term
Name	Age	Position	Expires

*William G. Bosley, III	39	Director of Allegheny Since 2009; Director of Pendleton Community Bank Since 2009	2010

Thomas J. Bowman	85	Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1969	2012

Roger D. Champ	64	Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1994 Secretary of the Bank Board	2011

*Laura S. Evick	39	New Director Nominee

John E. Glover	67	Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1999 Vice Chairman of the Bank Board	2012

Carole H. Hartman	63	Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1990; Chairman of the Bank Board	2011

*Dolan Irvine	62	Director of Allegheny Since 2003; Director of Pendleton Community Bank Since 2003	2010

William A. Loving, Jr.	55	Director of Allegheny Since 2002; Executive Vice President and CEO of Pendleton Community Bank Since 2000; Executive Vice President and CEO of Allegheny Since 2002	2011

Richard C. Phares	81	Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1969	2012

			Term
Name	Age	Position	Expires

L. Kirk Billingsley	49	Chief Financial Officer of Pendleton Community Bank and Allegheny	—

John D. Heavner	73	Appointed Director Emeritus on February 2, 2006;Director of Allegheny Since 2002;Director of Pendleton Community Bank Since 1972	—

Richard W. Homan	87	Appointed Director Emeritus on February 11, 2010; Director of Allegheny Since 2002; Director of Pendleton Community Bank Since 1952; President and CEO Prior to October 16, 2000	—
*Management Nominee
Set forth below is certain information concerning members of the Board of Directors. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.
William G. Bosley, III. Dr. Bosley is an optometrist who currently is President and owner of Bosley Eye Care, Inc. in Moorefield, WV. He is a member of the Tennessee Optometric Association, West Virginia Optometric Association, American Optometric Association and a board member of the Clarksville Golf Association. Dr. Bosley is active in the community and serves as President of the Maysville Elementary School PTO. Dr. Bosley’s management and leadership skills acquired from operating his own business in addition to his service to the community qualify him to be a member of the Board of Directors.
Thomas J. Bowman Mr. Bowman is owner of T.J. Bowman, Inc. and Ernest Bowman & Brothers, Inc. which operates a full service retail hardware store in Franklin, WV. Mr. Bowman is also a farmer. He is a member of the Pendleton County Farm Bureau, Pendleton County Chamber of Commerce, American Legion, Veterans of Foreign Wars, Masonic Lodge and a board member of the Main Street Methodist Church. Mr. Bowman has served as past President of the Franklin Volunteer Fire Department and past member of the Pendleton County Economic Development Authority. Mr. Bowman’s director qualifications include his tenure on Allegheny’s board since inception and the Bank’s board since 1969, where he has been serving on the Audit Committee for many years. His management and business skills combined with his dedication to numerous community organizations have been an asset to the board.

Roger D. Champ Mr. Champ was owner and operator of Champs Tire & Lube for 8 years and owner and operator of Champs Backhoe & Plumbing Service for 27 years both located in Hardy County, WV, before retiring in 2007. He served as Hardy County Commissioner for 18 years where he served on the County Extension Committee, 911 Board, Rural Development Authority Board, Solid Waste Authority Board and Region 8 Development Authority Board. Mr. Champ’s memberships include the Hardy County Chamber of Commerce, Hardy County Rod & Gun Club, Vietnam Veterans of America Chapter 172, Veterans of Foreign Wars, Disabled American Veterans, American Legion, 40/8 Voiture Locale 1623, and Operating Engineers Local 132. Mr. Champ’s director qualifications include his tenure on Allegheny’s board since inception and the Bank’s board since 1994, where he has been serving on the Audit Committee for many years and is currently Secretary of the Board of Directors, and the management and leadership skills acquired through operating his own businesses and serving on several boards in the community.
Laura S. Evick Mrs. Evick is an Attorney and Partner of the law firm, Hoover Penrod, PLC, located in Harrisonburg, VA, where she maintains a civil litigation practice with a special focus in the areas of domestic relations, adoption, and real estate. Prior to 2007, she worked as an attorney at Clark & Bradshaw, P.C. Mrs. Evick is an experienced trial attorney who has litigated cases in the state courts of both Virginia and West Virginia. She is a member of the Virginia State Bar and Virginia Bar Association; West Virginia State Bar Association; Harrisonburg-Rockingham County Bar Association, (past Secretary – 1998); International Association of Collaborative Professionals; and a Charter Member of Collaborative Professionals of the Shenandoah Valley and Family Law Section of Virginia State Bar. She is also serving as director of the Coalition for Quality Childcare, Inc., deacon of Bridgewater Church of the Brethren, member of the Industrial Development Authority of the Town of Bridgewater, and member of the John Wayland Elementary School PTA. Mrs. Evick’s director qualifications include her experience as an attorney providing legal advice to businesses and involvement with real estate transactions, in addition to her community contacts and involvement.
John E. Glover Dr. Glover is a dentist and has owned and operated a private dental practice for 42 years. He is a member of the American Dental Association and past president of the
WV Dental Association and the Potomac Valley Dental Society. Dr. Glover currently serves as Vice Chairman of Grant County Board of Health, Chairman of Grant County Housing Authority and Treasurer of the Grant County Convention & Visitors Bureau. Dr. Glover’s director qualifications include his tenure on Allegheny’s board since inception and the Bank’s board since 1999, in addition to his skills and expertise acquired in operating his own dental practice as well as his service to several community organizations. He serves as a Chair of the Bank’s Audit Committee and is currently Vice Chairman of the Board of Directors.

Carole H. Hartman Ms. Hartman is an insurance agent and owner of Pendleton County Insurance Agency in Franklin, WV since 1989. She is a director and officer of Mutual Protective Association of WV and a member of the Independent Insurance Agents of WV and the Westfield Agents Association. Ms. Hartman is an officer of the Pendleton County Democratic Women’s Club and the Potomac Highlands Wounded Warriors Outreach. She is very involved in the community and her other memberships include Pendleton County Chamber of Commerce, WV University Foundation, Franklin Lions Club, and WSUMC Ladies Aid Society. Ms. Hartman’s director qualifications include her tenure on Allegheny’s board since inception and the Bank’s board since 1990, in addition to her business knowledge and leadership skills in operating her own insurance agency as well as her numerous community contacts. She serves as a member of the Bank’s IT Steering Committee and is currently Chairman of the Board of Directors.
Dolan W. Irvine Mr. Irvine is the Assessor of Pocahontas County and a farmer. He is a Certified Real Estate Appraiser and serves on the Board of Directors of the Pocahontas County Farm Bureau and the Southern States Cooperative. Mr. Irvine also serves on the State Property Valuation Commission as appointed by the Governor of West Virginia. Mr. Irvine’s skills and expertise acquired as a real estate appraiser and county assessor, as well as his knowledge of the agricultural community, qualify him for the Board of Directors. He has been a member since 2003.
William A. Loving, Jr. Mr. Loving has served as Executive Vice President & CEO of Allegheny and the Bank since October 2000 and holds the Certified Lender Business Banker (CLBB) designation issued by the American Institute of Certified Bankers. Active in many civic and professional organizations, Loving presently serves as teacher, fellow, and on the Board of Trustees of the West Virginia School of Banking; board member of the West Virginia Bankers Association; board member and past chairman of the Community Bankers of West Virginia; Chairman of the Regulation Review Committee, member of the Policy Development Committee, and State Director of the Independent Community Bankers of America (ICBA); member of the Board of Trustees of The Graduate School of Banking at Louisiana State University; member of the Pendleton County Economic and Community Development Authority; and founding board member and past chairman of the Pendleton County Chamber of Commerce. Mr. Loving’s director qualifications include his over 36 years of community banking experience as well as his service to numerous banking organizations. He has served on Allegheny’s board since inception and has served on the Bank’s board since 2000.
Richard C. Phares Mr. Phares is owner and operator of Phares Farms in Pendleton and Randolph Counties and Commercial Laundries located in Moorefield and Parsons, WV. For 48 years he owned and operated Phares General Store in Onego, WV before closing in 2007. Mr. Phares was appointed US Post Master, Onego, WV from 1961 until he retired in 1990. He has served on the board of directors of Southern States Cooperative and the Farm Service Agency. His memberships include Veterans of Foreign Wars, Pendleton County Chamber of Commerce, Pendleton County Farm Bureau and the Ruritan Club. Mr. Phares’s director qualifications include his tenure on Allegheny’s board since inception and the Bank’s board since 1969, in addition to his skills and expertise in operating his own businesses as well as his knowledge of the agricultural community.

Executive Officers who are not Directors
L. Kirk Billingsley Mr. Billingsley has served as Chief Financial Officer of Allegheny and the Bank since February 2005.
BOARD INFORMATION
While there is no such requirement, the Board of Directors of the Bank and Allegheny are, and have at all times been, identical.
With the exception of William A. Loving, Jr., all of our current directors are “independent” as defined by the Financial Industry Regulatory Authority Director Independence standards.
Attendance at Meetings
In order to fulfill their primary responsibilities, directors are expected to attend the annual meeting of shareholders and all board meetings and all meetings on committees on which they serve. During 2009, all of the directors, except for those designated as Director Emeritus, attended at least 75% of all meetings of the boards of Allegheny and the Bank and all committees of the boards on which they served. All of the directors of Allegheny attended the 2009 annual meeting of shareholders except for Director Emeritus John D. Heavner.
Number of Meetings
The Board of Directors of Allegheny met 10 times in 2009. The Board of Directors of the Bank met for 51 regular weekly meetings in 2009. Special meetings are held from time to time as required. During 2010, the Bank board has held 14 regular meetings.
Board Committees
Nominating Committee – The Board of Directors has not established formal nominating or compensation committees as the entire board serves in these capacities. The Board of Directors of Allegheny does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the board of directors is relatively small and vacancies are infrequent.
The Board of Directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The board does consider the diversity of its directors and nominees in terms of business knowledge, experience, skills, expertise, and other demographics which may contribute to the board.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:
•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in Allegheny’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•	Directors must be willing and able to expend the time to attend meetings of the board of directors of Allegheny and the Bank and to serve on board committees.
•	The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of Allegheny.
•	Because the directors of Allegheny also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.
•	Directors must be acceptable to Allegheny’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.
•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.
•	Directors must be at least 21 years of age.
The Board of Directors of Allegheny reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.
The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to Allegheny during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Allegheny and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in Allegheny’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below are followed by stockholders for submitting nominations. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.
Allegheny’s bylaws provide that nominations for election to the Board of Directors, other than those made by or on behalf of Allegheny’s existing management, must be made by a shareholder in writing delivered or mailed to the CEO not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the CEO not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:
•	Name and address of proposed nominee(s);
•	Principal occupation of nominee(s);
•	Total shares to be voted for each nominee;
•	Name and address of notifying shareholder; and
•	Number of shares owned by notifying shareholder.
Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

Audit Committee – The joint audit committee of Allegheny and the Bank was formed in January, 2002, and is composed of the following non-management directors: Dr. John Glover, Roger Champ, and T.J. Bowman. Members of this committee are independent. The functions performed by the committee are set forth in the “Report of the Audit Committee,” included in this proxy statement. The Audit Committee of the Bank is governed by a written charter approved by the Board of Directors of the Bank and by Allegheny in April 2006.
It is difficult for a community bank to find a single individual that has every one of the Securities and Exchange Commission’s qualifications of an audit committee financial expert; Allegheny believes that having only one individual with financial expertise designation would cause the remaining members to believe that their oversight responsibility had been diminished. Allegheny believes that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee. As such, the board does not believe that it is necessary to actively search for an outside person to serve on the board to qualify as an audit committee financial expert. The committee has authority to engage legal counsel, other experts or consultants as it deems appropriate to carry out its responsibilities. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements. As a result, Allegheny has not designated one individual as an “audit committee financial expert.”
Report of the Audit Committee – The Audit Committee oversees the financial reporting process of Allegheny and the Bank on behalf of the Board of Directors. The Audit Committee relies on the expertise and knowledge of management, its internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the company’s audit committee charter. This charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity and disclosures in the financial statements.
The committee reviewed with Elliott Davis, LLC, Allegheny’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Bank’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management, Allegheny and the Bank, including the matters in the written disclosures required by the independent standards board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee has discussed with Elliott Davis, LLC, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Elliott Davis, LLC, that firm’s independence from the company. The Audit Committee has also considered whether the provision of non-audit related services by Elliott Davis, LLC, is compatible with maintaining that firm’s independence and determined that the independence of Elliott Davis, LLC, has not been impaired.
The committee discussed with Allegheny’s internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, and discussed the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee held four meetings in 2009.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.
Based upon the review and discussions referred to above, the Board of Directors recommends that the audited financial statements for the year ended December 31, 2009, be included in Allegheny’s Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Respectfully Submitted,
March 25, 2010	Dr. John Glover
Roger Champ
T.J. Bowman
This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Allegheny specifically incorporates this report by reference. This report will not otherwise be filed under such Acts.

Certain Transactions With Directors and Officers and Their Associates
The Bank has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of Allegheny and the Bank and their associates. Total loans outstanding from the Bank at December 31, 2009, to the Bank’s and Allegheny’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more totaled $1,071,585, or approximately 3.88% of the Bank’s total equity capital. These extensions of credit are made at the same terms and conditions of other non-director borrowings. They do not involve more than the normal risk of collectibility or present other unfavorable features.
The Bank purchases property insurance coverage from Pendleton County Insurance Agency of which Director Hartman is an owner. The terms of and premiums for this insurance are as favorable to the Bank as they would have been with third parties not otherwise affiliated with the Bank.
Compensation Committee
The full Board of Directors serves as the Compensation Committee to establish compensation policies, plans and programs. The Compensation Committee does not use the services of a compensation consultant. The Compensation Committee meets at least annually, and otherwise when necessary, with the Chief Executive Officer to review and approve the compensation programs for executives. CEO Loving does not participate in discussions or determinations concerning his compensation. In determining the salary budget for 2010, and in fixing levels of executive compensation, the committee considered:
•	The Bank’s performance relative to its long-range goals and its peers; and
•	The relative individual performances of each executive.
The Compensation Committee has determined that the Bank’s compensation is competitive with peer banks in its geographical area.
Board Leadership Structure and Risk Oversight Role
The role of Chairman of the Board of Directors and the Chief Executive Officer of Allegheny and the Bank are not currently held by the same person. The Chairman of the Board has never been an officer or employee of Allegheny or the Bank. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws, but the Board of Directors currently believes that this structure provides for an appropriate balance of authority between management and the board. The Board of Directors reserves the right to establish a different structure in the future.

The Board of Directors of Allegheny, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in Allegheny’s and Bank’s risk oversight activities, through the work of numerous committees of Allegheny and the Bank, and policy approval function of the Board of Directors of the Bank.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Allegheny’s directors and executive officers, and persons who own more than 10% of the registered class of the Bank’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies to Allegheny. Based solely on a review of the reports furnished to Allegheny and written statements that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were met, except that one Form 3 for Laura S. Evick and one Form 4 for William G. Bosley, III, reporting one transaction each, was not filed in a timely manner.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Compensation
The company’s compensation program was established to accomplish three main objectives:
•	To hire and motivate highly capable and well-qualified executives;
•	To focus executives’ efforts on increasing long-term shareholder value; and
•	To reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of Allegheny.
Allegheny’s officers did not receive compensation as such during 2009. The table below reflects information concerning the annual compensation for services in all capacities to the Bank for the Chief Executive Officer and the Chief Financial Officer. The total annual compensation for all other employees is less than $100,000 and therefore not reported.

Summary Compensation Table

					Nonqualified
			Non-Equity		Deferred
Name and Principal			Incentive Plan		Compensation	All Other
Position	Year	Salary	Compensation		Earnings (2)	Compensation		Total

William A. Loving, Jr.,	2009	$214,000	$15,161	(1)	$23,492	$45,295	(3)	$297,948
Executive Vice President	2008	$210,000	$27,006	(1)	$22,936	$45,563	(4)	$305,505
and Chief Executive Officer

L. Kirk Billingsley,	2009	$98,000	$5,358			$8,232	(5)	$111,590
Chief Financial Officer	2008	$94,500	$8,447			$7,920	(6)	$110,867

(1)	In addition to the Bank’s incentive compensation plan for all employees, this amount includes an incentive award of $5,350 in 2009 and $8,925 in 2008 according to criteria set forth by an Executive Performance Driven Plan and the benefit is deferred and distributed upon the Executive’s separation from service following normal retirement date.

(2)	The amount in this column represents the increase in the actuarial net present value of all future retirement benefits under the Supplemental Executive Retirement Plan.

(3)	This amount includes fees paid for services as a member of the Board of Directors of $22,370, company contributions to the 401k plan of $13,906, and an annual expense of $6,019 recognized by the company for the Death Benefit Only Plan for the executive officer. This amount also includes perquisites and personal benefits of $3,000 which includes the cost of group-term life insurance coverage over $50,000 and the fair lease value of personal use of a company provided vehicle.

(4)	This amount includes fees paid for services as a member of the Board of Directors of $23,200, company contributions to the 401k plan of $14,154, and an annual expense of $5,665 recognized by the company for the Death Benefit Only Plan for the executive officer. This amount also includes perquisites and personal benefits of $2,544 which includes the cost of group-term life insurance coverage over $50,000 and the fair lease value of personal use of a company provided vehicle.

(5)	This amount includes company contributions to the 401k plan of $6,445, and an annual expense of $1,436 recognized by the company for the Death Benefit Only Plan for the executive officer. This amount also includes the cost of group-term life insurance coverage over $50,000.

(6)	This amount includes company contributions to the 401k plan of $6,234, and an annual expense of $1,349 recognized by the company for the Death Benefit Only Plan for the executive officer. This amount also includes the cost of group-term life insurance coverage over $50,000.

Employment and Change in Control Agreements
The Bank entered into a three-year employment agreement with William A. Loving, Jr. effective September 30, 2003, in which Mr. Loving agreed to serve as the Bank’s Chief Executive Officer. This agreement is automatically renewable for additional three-year terms, unless terminated earlier or unless one of the parties elects not to renew the agreement at least 90 days prior to the end of the term. Under the employment agreement, the Bank may terminate Mr. Loving’s employment prior to the expiration of the term of employment with or without cause; provided, however, in the event the Bank terminates his employment without cause (as defined in the employment agreement), he will be entitled to severance equal to the sum of his base annual compensation for the greater of (i) the remainder of the term of the employment agreement (had it not been terminated) or (ii) 12 months. Under the employment agreement, Mr. Loving is entitled to annual compensation of $125,000, which may be adjusted upward by the Board of Directors of the Bank, plus any bonus resulting from any subsequently adopted bonus plan. The employment agreement also contains a provision regarding non-competition, which effectively restricts Mr. Loving’s ability to work in a similar capacity within the Counties of Pendleton, Grant, Hardy, and Pocahontas, West Virginia, and any other County the Bank may have an office of operation, regardless of state, for a period of two years following termination of employment with the Bank.
At the same time as the execution of the employment agreement by the Bank and Mr. Loving, the parties also entered into an executive severance agreement effective for a period ending on December 31, 2003 (but subject to annual renewals thereafter unless either party objects). This agreement provides that upon a change in control (as defined in the agreement) and for a period of two years thereafter, if Mr. Loving’s employment is terminated involuntarily by the Bank (or its successor) without cause, Mr. Loving shall be entitled to a severance payment in the amount equal to 2 1/2 times his annual base salary (in effect at termination of employment or change in control, whichever is greater), plus benefits. In addition, the Bank, or its successor, shall be obligated to provide Mr. Loving health insurance coverage comparable to that received immediately prior to termination of employment.

Director Compensation
In 2009 each director received an annual retainer fee of $5,000 with the exception of the Secretary of the Board, who received $5,600, and Mr. Heavner, Director Emeritus, who received $1,800. Directors received $400 for each board meeting, $250 for each committee meeting, $350 for each audit committee meeting, and $40 for each appraisal committee meeting of the Bank that they attended. Directors do not receive fees for meetings of Allegheny’s board.
Director Compensation Table

Name	Fees Earned or Paid in Cash	Total

William G. Bosley, III	$13,330	$13,330
Thomas J. Bowman	$22,100	$22,100
Roger D. Champ	$22,740	$22,740
Laura S. Evick	$1,190	$1,190
John E. Glover	$22,320	$22,320
Carole E. Hartman	$23,970	$23,970
John D. Heavner	$1,800	$1,800
Richard W. Homan	$15,180	$15,180
Richard C. Phares	$21,030	$21,030
Dolan Irvine	$20,410	$20,410
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of February 1, 2008, relating to the beneficial ownership of the common stock by (a) each person or group known by the company to own beneficially more than 5% of the outstanding common stock; (b) each of the directors of the company; and (c) all directors and executive officers of the company as a group. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. Share totals include 500 directors’ qualifying shares, which the Bank’s bylaws require each director to own.

	Amount and Nature of
Name and Address	Beneficial Ownership(1)(2)	Percent of Class

William G. Bosley, III	500 Direct	*

T.J. Bowman	500 Direct	1.54%
	12,838 Indirect

Roger Champ	4,704 Direct	*
	505 Indirect

Laura S. Evick	500 Direct	*

John E. Glover	6,684 Direct	1.65%
	7,670 Indirect

Carole H. Hartman	2,650 Direct	*

John D. Heavner	2,400 Direct
	1,200 Indirect	*

Richard Homan	967 Direct
P.O. Box 550	69,900 Indirect (3)	8.17%
Franklin, WV 26807-0550

Richard C. Phares	18,661 Direct	2.15%

William A. Loving, Jr.	948 Direct	*
	280 Indirect

Dolan Irvine	1,843 Direct	*

All Directors and Executive Officers As a Group	132,750	15.30%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)	Includes qualifying shares of 500 as required by the company’s bylaws.

(3)	Consists of 33,400 held in the Richard Homan Trust and the Jean Ann Homan Trust of which Mr. Homan is Trustee. Also includes 36,500 shares owned by Captaur Limited Liability Company in which Mr. Homan owns a 50% interest and serves as Member/Manager.

(4)	(*) Less than 1%.

AUDITORS
Elliott Davis, LLC, advised Allegheny that no member of that accounting firm has any direct or indirect material interest in Allegheny. A representative of Elliott Davis, LLC, will be present at the Annual Meeting, will have the opportunity to make a statement and will respond to appropriate questions.
The following fees were rendered by Elliott Davis, LLC to perform an audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees for other services rendered by Elliott Davis, LLC during the period:

	2009	2008
Audit Fees	$51,627	$46,186
Audit Related Fees		125
Tax Fees	3,000	3,000
The Audit Committee has considered whether Elliott Davis, LLC, has maintained its independence during the fiscal years ended December 31, 2009 and 2008. The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the Audit Committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. All of the services described above for which Elliott Davis, LLC, billed the company for the fiscal years ended December 31, 2009 and 2008, were pre-approved by the company’s Audit Committee. For the fiscal years ended December 31, 2009 and 2008, the company’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to Allegheny by Elliott Davis, LLC.

ANNUAL REPORT ON FORM 10-K
You may obtain a copy of the Annual Report on Form 10-K, as filed by Allegheny with the Securities and Exchange Commission, by contacting William A. Loving, Jr., Executive Vice President and Chief Executive Officer, Allegheny Bancshares, Inc., 300 North Main Street, P.O. Box 487, Franklin, West Virginia 26807, (304) 358-2311.
SHAREHOLDER COMMUNICATION WITH THE BOARD
Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), in care of the Corporate Secretary, Allegheny Bancshares, Inc., P.O. Box 487, Franklin, WV 26807. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.
OTHER INFORMATION
If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of the company, or the Board of Directors may adopt a resolution to reduce the number of directors to be elected. The Board of Directors is unaware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the Board of Directors.
OTHER MATTERS
As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the annual meeting. However, if any other matters are brought before the annual meeting or any adjournments or postponements thereof, the persons named on the accompanying proxy card or their substitutes will vote with respect to such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2011
Any shareholder who wishes to have a proposal placed before the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC’s proxy rules must submit the proposal to the Secretary of Allegheny, at its executive offices, no later than December 15, 2010 (which is 120 days prior to the 2011 Annual Meeting) to have it considered for inclusion in the proxy statement of that Annual Meeting. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals is March 2, 2011. If a shareholder gives notice of such a proposal after this deadline, the proxies will be allowed to use their discretionary voting authority to vote against such a shareholder proposal when and if raised at the annual meeting.

William A. Loving, Jr.
Executive Vice President and
Chief Executive Officer

ALLEGHENY BANCSHARES, INC.
300 NORTH MAIN STREET
P.O. BOX 487
FRANKLIN, WEST VIRGINIA 26807
(304) 358-2311
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2010
Roger D. Champ, John E. Glover, and Carole H. Hartman, or any one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Allegheny Bancshares, Inc., at the Annual Meeting of Shareholders to be held May 3, 2010, and any adjournment thereof.

		FOR	WITHHOLD	FOR ALL
		ALL	ALL	EXCEPT*
(Except Nominee(s) Written Below)

1.	Election of directors for three year terms: William G. Bosley, III Laura S. Evick Dolan Irvine	☐	☐	☐

*	(Except Nominee(s) written above.)

		FOR	AGAINST	ABSTAIN

2.	To transact such other business as may properly come before the meeting or any adjournments thereof:	☐	☐	☐
This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the shares represented by this proxy will be voted “FOR” the election of all director nominees. Each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at the annual meeting, this proxy shall be voted in accordance with the recommendation of the board of directors.
The board of directors recommends a vote “FOR” the listed proposals.

Date: , 2010

Number of Persons Who Will Attend the Luncheon and Annual Meeting on Monday, May 3, starting at noon:

(Signature of Shareholder)

(Signature of Shareholder)

When signing as attorney, executor, administrator, trustee or guardian, please sign full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN as printed on label to your left.
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.